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                              ADOBE SYSTEMS INCORPORATED

                                      EXHIBIT 11

                       COMPUTATION OF EARNINGS PER COMMON SHARE
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)




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                                              QUARTER ENDED              SIX MONTHS ENDED
                                      ---------------------         ---------------------
                                      MAY 31         JUNE 2         MAY 31         JUNE 2
                                        1996           1995           1996           1995
                                 -----------    -----------    -----------    -----------


Net income                       $    22,009    $    35,245    $    55,672    $    71,389
                                 -----------    -----------    -----------    -----------
                                 -----------    -----------    -----------    -----------

Primary shares outstanding:
  Weighted average shares
   outstanding during the
   period                             73,137         71,361         73,145         70,610
  Common stock equivalent
   shares                              2,501          3,960          2,871          3,495
                                 -----------    -----------    -----------    -----------
                                      75,638         75,321         76,016         74,105
                                 -----------    -----------    -----------    -----------
                                 -----------    -----------    -----------    -----------


Fully diluted shares outstanding:
  Weighted average shares
   outstanding during the
   period                             73,137         71,361         73,145         70,610
  Common stock equivalent
   shares                              2,533          4,158          2,884          3,818
                                 -----------    -----------    -----------    -----------
                                      75,670         75,519         76,029         74,428
                                 -----------    -----------    -----------    -----------
                                 -----------    -----------    -----------    -----------


Primary net income per
  common stock and
  common stock equivalent
  share                          $       .29    $       .47    $       .73    $       .96
                                 -----------    -----------    -----------    -----------
                                 -----------    -----------    -----------    -----------

Fully diluted net income per
  common stock and common
  stock equivalent share         $       .29    $       .47    $       .73    $       .96
                                 -----------    -----------    -----------    -----------
                                 -----------    -----------    -----------    -----------

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